SICHENZIA ROSS FRIEDMAN FERENCE LLP
                                ATTORNEYS AT LAW

                                                               September 9, 2005

US Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
                                                 RE: Union Dental Holdings, Inc.
                                                FORM SB-2 REGISTRATION STATEMENT
Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Union Dental Holdings, Inc. a Florida corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration of up to 49,123,282 shares of the Company's common stock.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable under the laws of the State of Florida including statutory provisions, all applicable provisions under the Florida state constitution, and reported judicial decisions interpreting those laws.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.



                                             /s/ Sichenzia Ross Friedman Ference